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                                                                    Exhibit 23.1


                       Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-70114, 33-87710, 33-93054, 33-93056, 333-09709, 33-99672,
333-49895, 333-49903, 333-72943 and 333-72945) and on Form S-3 (File Nos. 333-
43127, 33-96838, 333-16165, 333-17347, and 333-65079) of our report dated
February 10, 2000, except for the first paragraph of Note M, as to which the date is March 2, 2000, on our audits of the consolidated financial statements of Cambridge Technology Partners (Massachusetts), Inc. as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 10, 2000 relating to the financial statement schedule, which appears in this Form 10-K.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-70114, 33-87710, 33-93054, 33-93056, 333-09709, 33-99672,
333-49895, 333-49903, 333-72943 and 333-72945) and on Form S-3 (File Nos. 333-
43127, 33-96838, 333-16165, 333-17347 and 333-65079) of our report dated January
28, 2000 on our audits of the financial statements of Cambridge Technology Capital Fund I L.P. as of December 31, 1999 and 1998 and for the years ended December 31, 1999 and 1998 and for the period from October 17, 1997 (date of inception) to December 31, 1997, which report is included in this Annual Report on Form 10-K.





PricewaterhouseCoopers LLP



Boston, Massachusetts
March 27, 2000